As filed with the Securities and Exchange Commission on November 30, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	99-0035300 (I.R.S. Employer Identification Number)

One Dole Drive Westlake Village, California (Address of Principal Executive Offices)	91362 (Zip Code)
DOLE FOOD COMPANY, INC. 2009 STOCK INCENTIVE PLAN
(Full Title of the Plan)
C. Michael Carter
Dole Food Company, Inc.
One Dole Drive
Westlake Village, California 91362
(Name and Address of Agent for Service)
(818) 879-6600
(Telephone Number, Including Area Code, of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price per	aggregate offering	registration
to be registered	registered (1)	share (2)	price (2)	fee
Common Stock, par value $0.001 per share	6,000,000	$11.48	$68,880,000	$3,843.50

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on November 27, 2009.

EXPLANATORY NOTE
          This Registration Statement on Form S-8 is filed by Dole Food Company, Inc. (the “Registrant”), relating to 6,000,000 shares of its common stock, par value $0.001 per share (“Common Stock”), issuable to eligible officers, employees, nonemployee directors and service providers of the Registrant and its subsidiaries under the Dole Food Company, Inc. 2009 Stock Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
          Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
          Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
          The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:
          (1) The prospectus filed by the Registrant with the Commission pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), on October 26, 2009, relating to the registration statement on Form S-1, as amended (Registration No. 333-161345), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;
          (2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended October 10, 2009, filed with the Commission on November 20, 2009;
          (3) The Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2009; and
          (4) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on October 20, 2009, including any amendments or reports filed for the purpose of updating such description.

          In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.
          For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
          Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
Item 4. Description of Securities.
          Not applicable.
Item 5. Interests of Named Experts and Counsel.
          Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 102 of the Delaware General Corporation Law (“DGCL”) allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
          Section 145 of the DGCL provides for the indemnification of a corporation’s officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Registrant’s certificate of incorporation and bylaws provide for indemnification of its officers, directors, employees and agents to the extent and under the circumstances permitted under the DGCL. The Registrant’s Bylaws also expressly authorize the Registrant to carry directors’ and officers’ insurance providing indemnification to its directors and officers for some liabilities.
          In addition to the indemnification provided by the Registrant’s certificate of incorporation and bylaws, the Registrant has entered into agreements to indemnify its directors and executive officers. These agreements, among other things, require the Registrant to indemnify these directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the Registrant’s right, arising out of that person’s services as a director or officer of the Registrant or any of its subsidiaries or any other company or enterprise to which the person provides services at the Registrant’s request.
Item 7. Exemption From Registration Claimed.
          Not applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Dole Food Company, Inc., effective October 28, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2009).

4.2	Amended and Restated Bylaws of Dole Food Company, Inc., effective October 28, 2009 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2009).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-161345) filed with the Commission on October 22, 2009).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Dole Food Company, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-161345) filed with the Commission on October 9, 2009).

*	Filed herewith.

Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 30th day of November, 2009.

DOLE FOOD COMPANY, INC.
By	/s/ C. Michael Carter
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. DeLorenzo and C. Michael Carter, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David H. Murdock David H. Murdock	Chairman and Director	November 30, 2009

Signature	Title	Date
/s/ David A. DeLorenzo David A. DeLorenzo	President and Chief Executive Officer (Principal Executive Officer) and Director	November 30, 2009
/s/ Elaine Chao Elaine Chao	Director	November 30, 2009
/s/ Andrew Conrad Andrew Conrad	Director	November 30, 2009
/s/ Sherry Lansing Sherry Lansing	Director	November 30, 2009
/s/ Justin Murdock Justin Murdock	Vice President, New Products and Corporate Development and Director	November 30, 2009
/s/ Dennis Weinberg Dennis Weinberg	Director	November 30, 2009
/s/ Yoon J. Hugh Yoon J. Hugh	Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	November 30, 2009
/s/ Joseph S. Tesoriero Joseph S. Tesoriero	Vice President and Chief Financial Officer (Principal Financial Officer)	November 30, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Dole Food Company, Inc., effective October 28, 2009 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2009).

4.2	Amended and Restated Bylaws of Dole Food Company, Inc., effective October 28, 2009 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 29, 2009).

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.18 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-161345) filed with the Commission on October 22, 2009).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Dole Food Company, Inc. 2009 Stock Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1/A (Registration No. 333-161345) filed with the Commission on October 9, 2009).

*	Filed herewith.